SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:


   [  ] Preliminary Proxy Statement
   [  ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                    Perritt MicroCap Opportunities Fund, Inc.
                (Name of Registrant as Specified in its Charter)

                _________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

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        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

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        4)   Date Filed:

                    PERRITT MICROCAP OPPORTUNITIES FUND, INC.
                            120 South Riverside Plaza
                                   Suite 1745
                             Chicago, Illinois 60606

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD April 20, 1998


   To the Shareholders of Perritt MicroCap Opportunities Fund, Inc.

             NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Perritt MicroCap Opportunities Fund, Inc. (the "Fund") will be held at the Fund's principal offices located at 120 South Riverside Plaza, Conference Room - 14th Floor, Chicago, Illinois on the 20th day of April, 1998 at 9:00 A.M. local time for the following purposes:

             1. To consider and act upon a proposal to approve a new investment advisory agreement between the Fund and Perritt Capital Management, Inc.

             2. To consider and act upon an amendment to the Fund's Articles of Incorporation to increase the maximum amount of the fee that the Fund could impose on share redemptions to not more than 2%.

             Only shareholders of record of the Fund at the close of business on February 27, 1998, the record date for this meeting, shall be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

             YOUR VOTE IS IMPORTANT AND ALL SHAREHOLDERS ARE ASKED TO BE PRESENT IN PERSON OR BY PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE USING THE STAMPED ENVELOPE PROVIDED. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM PERSONALLY VOTING YOUR SHARES AT THE MEETING SINCE YOU MAY REVOKE YOUR PROXY BY ADVISING THE SECRETARY OF THE FUND IN WRITING (BY SUBSEQUENT PROXY OR OTHERWISE) OF SUCH REVOCATION AT ANY TIME BEFORE IT IS VOTED.

                                      By Order of the Board of Directors



                                      Allison B. Hearst
                                      Secretary
   Chicago, Illinois
   March 17, 1998

                    Perritt MicroCap Opportunities Fund, Inc.
                            120 South Riverside Plaza
                                   Suite 1745
                             Chicago, Illinois 60606


                                 PROXY STATEMENT


             The enclosed proxy is being solicited by and on behalf of the Board of Directors of Perritt MicroCap Opportunities Fund, Inc. (the "Fund") for use at the Special Meeting of Shareholders to be held at the Fund's principal offices located at 120 South Riverside Plaza, Suite 1745, Chicago, Illinois on Monday, the 20th day of April, 1998 at 9:00 A.M. local time and at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The Meeting could be adjourned if a quorum does not exist or the Meeting is disrupted by fire or other emergency. For purposes of any adjournment, proxies will be voted "FOR" adjournment unless otherwise directed. A shareholder may otherwise direct by writing anywhere on the enclosed proxy that the shareholder will vote against any adjournments.

             Whether you expect to be personally present at the Meeting or not, please complete, sign, date and return the accompanying form of proxy. Timely executed proxies will be voted as you instruct. If no choice is indicated, proxies will be voted "For" the proposed investment advisory agreement (Proposal No. 1) and "For" the redemption fee increase (Proposal No. 2). Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by giving notice thereof to the Fund in writing (by subsequent proxy or otherwise), but if not so revoked, the shares represented by the proxy will be voted at the Meeting. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy.

             Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of the Fund may solicit by telephone, telegraph and personally. Such officers and employees will not be specifically paid for these services. The cost of solicitation including preparing, assembling and mailing the proxy material will be borne by the Fund. The Notice of Special Meeting of Shareholders, this Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Fund beginning on or about March 17, 1998.

             Only shareholders of record of the Fund at the close of business on February 27, 1998, will be entitled to notice of and to vote at the Meeting. On that date, there were 995,166 issued and outstanding shares of the Fund. The record holder of each outstanding share of the Fund is entitled to one vote on all matters submitted to shareholders of the Fund. See "Vote Required" under each Proposal for information as to the required vote on it.

             THE FUND WILL FURNISH, WITHOUT CHARGE, ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 TO ANY SHAREHOLDER UPON REQUEST. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO ALLISON B. HEARST AT 120 SOUTH RIVERSIDE PLAZA, SUITE 1745, CHICAGO, ILLINOIS 60606 OR BY CALLING 1-800-331-8936.

   1.   PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT FOR THE FUND

   Introduction

             The Fund presently has an investment advisory agreement (the "Current Advisory Agreement") with Perritt Capital Management, Inc., 120 South Riverside Plaza, Suite 1745, Chicago, IL 60606 (the "Adviser"), pursuant to which the Adviser furnishes continuous investment advisory services to the Fund. The Current Advisory Agreement was entered into on April 12, 1988. Proposal 1 asks the shareholders to approve a new investment advisory agreement (the "Proposed Advisory Agreement") with the Adviser. The Proposed Advisory Agreement has been approved by the Fund's Board of Directors by unanimous written consent. The Proposed Advisory Agreement will take effect on May 1, 1998 assuming it is approved by the shareholders of the Fund at the Meeting and reapproved by at least a majority of the Fund's directors who are not "interested persons" of the Fund at a meeting of the Board of Directors to be held on or before such date, as required by the Investment Company Act of 1940 (the "1940
   Act").

   Description of Current and Proposed Advisory Agreements

             The terms of the Current Advisory Agreement and the Proposed Advisory Agreement are substantially identical except for the fees payable to the Adviser and the expense reimbursement provision. Under the Current Advisory Agreement, the Fund pays the Adviser a monthly fee of 1/12 of .7% (.7% per annum) of the average daily net asset value of the Fund. The Proposed Advisory Agreement provides for an increase in the monthly advisory fee payable to the Adviser for the services it provides to the Fund to 1/12 of 1% (1% per annum) of the average daily net asset value of the Fund. Under the Current Advisory Agreement, the Adviser will waive its advisory fee to the extent that the Fund's total operating expenses exceed 2% of the Fund's average net assets. The Proposed Advisory Agreement provides for a decrease in the expense limitation to 1.75% pursuant to which the Adviser will waive its advisory fee to the extent that total operating expenses exceed 1.75% of the Fund's average net assets.

             Pursuant to the Current Advisory Agreement, the Adviser supervises and manages the investment portfolio of the Fund and, subject to such policies as the Board of Directors of the Fund may determine, directs the purchase or sale of investment securities in the day to day management of the Fund's investment portfolio. Under the Current Advisory Agreement, the Adviser, at its own expense and without reimbursement from the Fund, furnishes office space, and all necessary office facilities, equipment and executive personnel for managing the Fund's investments, and pays the salaries and fees of all officers of the Fund and of directors of the Fund who are "interested persons" of the Adviser and pays for all clerical services relating to research, statistical and investment work.

             Pursuant to the Current Advisory Agreement, the Adviser has agreed to reimburse the Fund to limit the total operating expenses of the Fund, including the investment advisory fee but excluding interest, taxes, brokerage commissions and similar fees, to an annual rate of 2.0% of the Fund's average daily net assets. The Fund monitors its expense ratio on a monthly basis. If the accrued amount of the expenses of the Fund exceeds the limitation, the Fund creates an account receivable from the Adviser for the amount of such excess. In such a situation the monthly payment of the Adviser's fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund's fiscal year if accrued expenses thereafter fall below this limit. The Proposed Advisory Agreement contains a substantially identical expense reimbursement provision, but the Proposed Advisory Agreement provides that the total operating expenses are to be limited to an annual rate of 1.75%.

             During the fiscal year ended October 31, 1997, the Adviser received $83,934 in advisory fees and did not reimburse the Fund for any expenses. Had the Proposed Advisory Agreement been in effect during that year, the Adviser would have received $111,512 in fees (an increase of 32.9%) from the Fund but would have reimbursed the Fund $8,393 for expenses.

             The Fund does not pay brokerage commissions to any broker affiliated with the Fund, the Adviser or any affiliated person thereof.

             The following table shows the actual operating expenses expressed as a percentage of average net assets incurred by the Fund during the fiscal year ended October 31, 1997 and the expenses expressed as a percentage of average net assets that would have been incurred had the Proposed Advisory Agreement been in effect for such period:


                                                 Actual         Pro Forma

    Management Fees                              0.70%               1.00%

    12b-1 Fees                                   0.00%               0.00%

    Other Expenses                               0.82%               0.75%*
                                               -------             --------
    Total Fund Operating Expenses                1.52%               1.75%*
                                               =======             ========
   ___________________
   * Absent reimbursement, Other Expenses would have been .82% (pro forma) and Total Fund Operating Expenses would have been 1.82% (pro forma).


   Example

             The following example illustrates the expenses on a $1,000 investment in the Fund under both the Current Advisory Agreement and the Proposed Advisory Agreement assuming (i) a 5% annual return and (ii) redemption at the end of each time period:

                                    1 Year     3 Years    5 Years   10 Years

    Current Advisory Agreement        $15         $47       $81       $178
    Proposed Advisory Agreement       $18         $54       $93       $202


             The purpose of the above example and table is to assist you in understanding how the various costs and expenses of the Fund will change as a result of the Proposed Advisory Agreement. The example should not be considered a representation of past or future expenses. The Fund's actual expenses and investment performance vary from year to year and will result in expenses that may be higher or lower than those shown above.

             If approved by the requisite shareholder vote, the Proposed Advisory Agreement will become effective on May 1, 1998. The Proposed Advisory Agreement provides that it will continue in effect as long as its continuance is specifically approved at least annually by (i) the Fund's Board of Directors, or by the vote of a majority (as defined in the 1940
   Act) of the outstanding shares of the Fund; and (ii) by the vote of a majority of the directors of the Fund who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Proposed Advisory Agreement provides that it may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by a vote of a majority of the outstanding shares of the Fund on sixty days written notice to the Adviser, and by the Adviser on the same notice to the Fund, and that it shall be automatically terminated if it is assigned.

   Description of Perritt Capital Management, Inc.

             Perritt Capital Management, Inc. (the "Adviser") is a registered investment adviser organized in 1987. Its address is 120 South Riverside Plaza, Suite 1745, Chicago, Illinois 60606. The Adviser is a wholly-owned subsidiary of Investment Information Services, Inc. ("IIS"), an Illinois corporation. Dr. Gerald W. Perritt, President of the Adviser, owns 60% of the outstanding stock of IIS and controls both IIS and the Adviser. Dr. Perritt is the President and Chairman of IIS and the President and Treasurer of the Fund. Since its inception, the Adviser's principal business has been providing continuous investment supervision for individuals and institutional accounts such as the Fund.

             Set forth below are the names and addresses of the principal executive officers and directors of the Adviser. The principal occupation of each such person is his or her position with the Adviser.

    Name and Address                          Position with Perritt Capital
                                              Management, Inc.

    Gerald W. Perritt                         President and Director
    120 South Riverside Plaza
    Suite 1745
    Chicago, Illinois  60606

    Michael J. Corbett                        Vice President
    120 South Riverside Plaza
    Suite 1745
    Chicago, Illinois  60606


    Allison Hearst                            Secretary
    120 South Riverside Plaza
    Suite 1745
    Chicago, Illinois  60606


   The Evaluation by the Board of Directors and Directors' Recommendation

             The Fund's Board of Directors has determined that approving the Proposed Advisory Agreement with Perritt Capital Management, Inc. will enable the Fund to obtain services of high quality at costs deemed appropriate, reasonable and in the best interests of the Fund and its shareholders.

             In making its determinations, the Fund's Board of Directors took into consideration the fact that the Adviser has demonstrated its abilities as an investment adviser while serving as the investment adviser to the Fund and that the terms of the Current Advisory Agreement are substantially identical to the terms of the Proposed Advisory Agreement except for the fees payable to the Adviser and the expense reimbursement limitation. The total return of the Fund for the fiscal year ended October 31, 1997 was 36.0%. In considering the fee increase contemplated by the Proposed Advisory Agreement, the Board of Directors considered that management of the Fund is labor intensive. The Fund is actively managed. The net assets of the Fund were $24,831,000 at October 31, 1997 compared to $8,130,000 at October 31, 1996, an increase of 205%. The net assets of the Fund were $14,372,000 at March 6, 1998. Additionally the Fund invests in relatively small companies which tend not to be widely followed by third party research analysts requiring the Adviser to utilize its own resources in evaluating such companies. In weighing the factors discussed above, the Board of Directors assigned the greatest weight to the fact that management of the Fund is labor intensive. The Board of Directors considered the other factors discussed above to be of secondary importance.

             Based upon its review, the Fund's Board of Directors concluded that the Proposed Advisory Agreement with the Adviser is reasonable, fair and in the best interests of the Fund and its shareholders, and the fees provided in the Proposed Advisory Agreement are fair and reasonable. A 1% fee for the Adviser is consistent with (i) the amounts customers are willing to pay for the advisory and management services the Adviser provides; (ii) the fee charged by funds of a comparable size and type; and
   (iii) the increased responsibility of the management of a greater amount of money. In the Board's view, retaining the Adviser to serve as investment adviser of the Fund, under the terms of the Proposed Advisory Agreement, is desirable and in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other facts and information as it deemed relevant, the Fund's Board of Directors voted to recommend approval of the Proposed Advisory Agreement by the shareholders of the Fund.

   Vote Required

             The favorable vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the Proposed Advisory Agreement. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of a Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the Meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes will not be counted for or against the proposal but will be counted as votes present for purposes of determining whether or not more than 50% of the outstanding shares are present or represented at the Meeting. The failure to vote (whether by broker non-vote, abstention or otherwise), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. If the Proposed Advisory Agreement is not approved at the Meeting, the Current Advisory Agreement will continue until its scheduled termination date.

   2. PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE PERMISSIBLE REDEMPTION FEE

   Description of Amendment

             The Fund's Board of Directors has unanimously approved and recommends that the shareholders approve an amendment to the Articles of Incorporation that would increase the permissible redemption fee from 1% to 2% of the proceeds of a redemption. The provisions of Article IV.D. of the Fund's Articles of Incorporation as proposed to be amended are set forth in Appendix A to this proxy statement.

             The Fund's Articles of Incorporation presently permit the Board of Directors to impose a fee for the privilege of redeeming shares, such fee not to exceed 1% of the proceeds of any such redemption. The Fund does not currently impose any fee when shares are redeemed. The Board of Directors, however, has determined that a fee should be imposed in limited circumstances. To discourage short-term trading, the Board of Directors has approved a 2% redemption fee on shares that are repurchased or redeemed before they have been held for 90 days, subject to shareholder approval of Proposal 2. The fee would be paid to the Fund, not the Adviser. The Fund experienced a high number of liquidations during the last fiscal year. Although the Fund has not experienced many short-term liquidations during fiscal 1998, the Board of Directors believes that the fee is needed to discourage short-term trading. The Board of Directors believes that the proposed increase in the permissible redemption fee will provide the Adviser greater flexibility in managing the Fund and is necessary to discourage practices that may be detrimental to the Fund and its shareholders. The Board of Directors has determined that the amendment is reasonable, fair and in the best interests of the Fund and its shareholders.

             The following table shows current shareholder transaction expenses and the expenses that will be imposed if Proposal 2 is approved.

                                                         Current   Proposed

    Maximum Sales Load Imposed on Purchases or
    Reinvested Dividends                                   None      None

    Deferred Sales Load                                    None      None

    Redemption Fee                                         None       2%*

    Exchange Fee                                           None      None

   ___________________
   * The 2% fee will be withheld from redemption proceeds of shares held for less than 90 days, which fees will be paid to the Fund.


   Vote Required

             The affirmative vote of the holders of two-thirds of the shares of the Fund outstanding and entitled to vote at the Meeting is required to approve Proposal 2. The failure to vote (whether by broker non-vote, abstention or otherwise), assuming more than 50% of the outstanding shares of the Fund are present, has the same effect as a vote against the proposal. If the amendment to the Articles of Incorporation is not approved, the Board of Directors will impose a 1% fee on shares redeemed within 90 days of purchase, as presently permitted by the Fund's Articles of Incorporation.

                      INVESTMENT ADVISER AND ADMINISTRATOR

             The Fund's investment adviser is Perritt Capital Management, Inc., 120 South Riverside Plaza, Suite 1745, Chicago, Illinois 60606. The Fund has no principal underwriter.

                        RECEIPT OF SHAREHOLDER PROPOSALS

             Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by the Fund of any such proposal. Since the Fund does not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by the Fund a reasonable time before the solicitation of proxies for the meeting is made. The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in the Fund's proxy materials since there are other requirements in the proxy rules relating to such inclusion.

                                  OTHER MATTERS

             The Fund's Board of Directors knows of no other matters that may come before the Meeting.

                                      By Order of the Board of Directors


                                      Allison B. Hearst
                                      Secretary

   Chicago, Illinois
   March 17, 1998

                                                                   Appendix A

   Article IV.D.

             The Board of Directors of the Corporation may, upon reasonable notice to shareholders of the Corporation, impose a fee for the privilege of redeeming shares, such fee to be not in excess of two percent (2.0%) of the proceeds of any such redemption. The Board shall have authority to rescind the imposition of any such fee in its discretion and to reimpose the redemption fee from time to time upon reasonable notice. Any fee so imposed shall be uniform as to all shareholders.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                    Perritt MicroCap Opportunities Fund, Inc.
                                 April 20, 1998

        The undersigned constitutes and appoints Gerald W. Perritt, Michael
   J. Corbett and Allison B. Hearst, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the Special Meeting of Shareholders of Perritt MicroCap Opportunities Fund, Inc. (the "Fund"), to be held at 120 South Riverside Plaza, Conference Room - 14th Floor, Chicago, Illinois, on Monday, April 20, 1998 at 9:00 a.m. local time, and at any adjournments or postponements thereof, all shares of stock of the Fund which the undersigned is entitled to vote as follows:

        (1)  To approve the Proposed Advisory Agreement.

             FOR  [_]       AGAINST   [_]       ABSTAIN   [_]

        (2) To approve an amendment to the Fund's Articles of Incorporation to increase the permissible redemption fee on shares of the Fund.

             FOR  [_]       AGAINST   [_]       ABSTAIN   [_]

                                    This proxy will be voted as specified.
                                    IF NO SPECIFICATION IS MADE, THIS PROXY
                                    WILL BE VOTED FOR EACH PROPOSAL.
                                    The signature on this proxy should
                                    correspond exactly with the name of the
                                    shareholder as it appears on the proxy.
                                    If stock is issued in the name of two
                                    or more persons, each should sign the
                                    proxy.  If a proxy is signed by an
                                    administrator, trustee, guardian,
                                    attorney or other fiduciary, please
                                    indicate full title as such.

                                    Dated ___________________________, 1998
                                    Signed __________________________
                                    Signed __________________________


   THIS PROXY IS SOLICITED ON BEHALF OF
   THE BOARD OF DIRECTORS OF PERRITT
   MICROCAP OPPORTUNITIES FUND, INC.

   [_]  Please check here if you WILL be
        attending the meeting.

   Dear Fellow Shareholder:

   Your Board of Directors continually monitors the activities of the Fund and its adviser with the goal of keeping your Fund competitive in an ever changing mutual fund industry. The Fund's Board of Directors has proposed two changes to the Fund's operations that require approval of the Fund's shareholders. Please read the enclosed proxy statement carefully and cast your vote accordingly. IT IS EXTREMELY IMPORTANT THAT YOU CAST YOUR VOTE. Whether you plan to attend the annual meeting or not, please complete and submit the enclosed proxy. We have included a self-addressed stamped enveloped so that you may cast your vote in a timely manner.

   Please consider these proposals very carefully. Since the affirmative vote of two-thirds of the outstanding shares is required to approve the amendment to the Articles of Incorporation. IT IS IMPORTANT THAT YOU CAST YOUR VOTE. Please do so today.

   Sincerely,

   /s/ Gerald Perritt

   Gerald Perritt
   President